                                  EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT


                                                             Jurisdiction of
                         Entity                               Organization
                         ------                               ------------

Manufacturers' Services Central US Operations, Inc.             Minnesota

Manufacturers' Services Western US Operations, Inc.            California

Manufacturers' Services Salt Lake City Operations, Inc.         Delaware

MSL/Qualitronics Inc.                                           Delaware

MSL SPV Spain, Inc.                                             Delaware

MSL de Puerto Rico, Inc.                                       Puerto Rico

MSL Overseas Finance B.V.                                      Netherlands

Manufacturers' Services Athlone Limited                          Ireland

MSL Technology Services (Malaysia) Sdh Bhd                      Malaysia

Manufacturers' Services Singapore Pte. Ltd.                     Singapore

Manufacturers' Services Valencia S.A.                             Spain

MSL Technology (Shenzhen) Co., Ltd.                                PRC

Global Manufacturers' Services Catalunya, S.A.                    Spain